UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-08076964
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On November 8, 2011 the Board of Directors of Petrohawk Energy Corporation (the “Company”) determined that the Company’s previously issued audited consolidated financial statements as of and for the fiscal year ended December 31, 2010 and unaudited interim consolidated financial statements as of and for the periods ended June 30, 2010, September 30, 2010, March 31, 2011 and June 30, 2011 should no longer be relied upon due to certain errors in the accounting treatment of the Company’s May 2010 transfer to the Kinderhawk joint venture of its interests in the Haynesville gas gathering system for approximately $917 million and a 50% ownership in the Kinderhawk joint venture. In addition, the Company’s former independent registered public accounting firm have indicated that its audit report for the fiscal year ended December 31, 2010, including its report on internal controls over financial reporting, may no longer be relied upon. The Company intends to restate these financial statements.

The transfer of interests to the Kinderhawk joint venture was originally accounted for as a sale giving rise to a $719.4 million deferred gain.  Of the $719.4 million deferred gain, approximately $155 million was recognized in the year ended December 31, 2010 and $95 million was recognized in the first two quarters of 2011 combined.  It has since been determined that the transfer of interests to the Kinderhawk joint venture should have been accounted for as an “in substance real estate transaction” under Accounting Standards Codification (ASC) 360-20.  Under ASC 360-20, the transaction did not qualify as a sale due to, among other factors, the Company’s continuing involvement with the joint venture under a gas gathering agreement, which requires the Company to deliver to the joint venture gas from a dedicated lease area.

The Company is in the process of preparing restatements of its financial statements for the periods reference above. Because of the timing of this process, the Company is unable to file its Quarterly Report on Form 10-Q for the period ended September 30, 2011 with the SEC on November 9, 2011, the prescribed due date.  The Company’s Quarterly Report on Form 10-Q for the periods ended September 30, 2011 and September 30, 2010, along with amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and 2010 and June 30, 2011 and 2010 and an amended annual report on Form 10-K for the year ended December 31, 2010, will be filed as soon as practicable after the Company has completed the restatement process.

The accounting errors did not result from any changes in the Company’s internal accounting policies, and the Company has no evidence that the errors resulted from any fraud or intentional misconduct.  The accounting errors were identified in connection with the ongoing transition activities following the Company’s acquisition by BHP Billiton.  The change in accounting treatment does not impact the joint venture’s commercial arrangements or the Company’s net cash flows arising from the joint venture.

Management of the Company has discussed the matters disclosed in this Item 4.02 with Deloitte & Touche LLP, the Company’s former independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By:	/s/ David D. Powell
Name:	David D. Powell
Title:	Vice President

Date: November 8, 2011